Exhibit 99.1

Co-Diagnostics Anticipates Reporting Highest Quarterly Revenue Following Demand for COVID-19 Diagnostic Products

Salt Lake City, Utah – January 6, 2021 – Co-Diagnostics, Inc. (Nasdaq-CM: CODX) (the “Company”), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today that, based on its preliminary internal financial reporting for the fourth quarter 2020, unaudited quarterly revenue is anticipated to be the highest in the Company’s history and to surpass analyst estimates.

Analysts’ estimates for the fourth quarter ranged from $24 million to $25.98 million. Quarterly revenue is anticipated to exceed the highest estimate and to show 20-25% growth over third quarter 2020 revenue of $21.82 million.

Dwight Egan, Co-Diagnostics CEO, remarked, “We believe that the recent global surges of COVID-19 have played a large part in increased quarter-over-quarter revenues beating analyst estimates. We are grateful to see that our diagnostic products are being used for COVID-19 testing, and we remain committed to doing our part to stop this global pandemic.”

The preliminary unaudited financial information for the quarter ended December 31, 2020 above is derived from the Company’s preliminary internal financial reports and is subject to revision based on the completion of its quarter-end accounting and financial reporting processes necessary to finalize financial statements as of and for the quarter ended December 31, 2020. There can be no assurance that final fourth quarter results will not differ materially from these estimated results when we report the final results for the quarter.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets a new, state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in liquid biopsy and SNP detection, (iv) use of the Company’s liquid biopsy tests by laboratories, (v) capital resources and runway needed to advance the Company’s products and markets, (vi) increased sales in the near-term, (vii) flexibility in managing the Company’s balance sheet, (viii) anticipation of business expansion, and (ix) benefits in research and worldwide accessibility of the CoPrimer technology and its cost-saving and scientific advantages. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to rely on any forward-looking statements. Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Media Contact:

Andrew Benson	Jennifer Webb
Head of Investor Relations	Coltrin & Associates, Inc
+1.801.438.1036	+1.267.912.1173
investors@codiagnostics.com	jennifer_webb@coltrin.com